UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2016

ELEVEN BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-9911
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported in a Current Report on Form 8-K filed on August 15, 2016, at a special meeting of stockholders, Eleven Biotherapeutics, Inc. (the “Company”) obtained stockholder approval authorizing the transactions contemplated by the License Agreement, dated as of June 10, 2016 (the “License Agreement”), by and between the Company, F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. relating to EBI-031 and all other IL-6 antagonist antibody technology owned by the Company, including the grant of the exclusive licenses thereunder.
As a result, the license under the License Agreement became effective in accordance with the terms of the License Agreement on August 16, 2016, the business day following the date the license under the License Agreement was approved by the stockholders of the Company.
Under the License Agreement, the Company agreed to grant Roche an exclusive, worldwide license, including the right to sublicense, to its patent rights and know-how related to the Company’s monoclonal antibody EBI-031 or any other IL-6 antagonist anti-IL-6 monoclonal antibody, to make, have made, use, have used, register, have registered, sell, have sold, offer for sale, import and export any product containing such an antibody or any companion diagnostic used to predict or monitor response to treatment with such a product.
Pursuant to the terms of the License Agreement, Roche agreed to pay an up-front license fee of $7.5 million within 30 days after the effective date of the license under the License Agreement and receipt of an invoice from the Company, and up to an additional $262.5 million upon the achievement of specified regulatory, development and commercial milestones, including a $22.5 million payment upon the effectiveness of the Investigational New Drug Application for EBI-031 (the “IND Application”). On July 7, 2016, the Company announced that the IND Application had become effective. On August 16, 2016, the Company delivered invoices to Roche in respect of the up-front license fee and the milestone in respect of the effectiveness of the IND Application, and expects to receive a payment of approximately $30 million on or about September 15, 2016.
The Company will also be entitled to receive royalty payments in accordance with a tiered royalty rate scale, with rates ranging from 7.5% to 15% for net sales of potential future products containing EBI-031 and 50% of these rates for net sales of potential future products containing other IL-6 compounds, with each of the royalties subject to reduction under certain circumstances and to the buy-out options of Roche.
In addition, the License Agreement provides for two “option periods” during which Roche may elect to make a one-time payment to the Company and, in turn, terminate its remaining diligence, milestone and royalty payment obligations under the License Agreement. Specifically, (i) Roche may exercise a buy-out option following the first dosing (“Initiation”) in the first Phase II study for a Licensed Product until the day before Initiation of the first Phase III study for a Licensed Product, in which case Roche is required to pay the Company $135 million within 30 days after Roche’s exercise of such buy-out option and receipt of an invoice from the Company, or (ii) Roche may exercise a buy-out option following the day after Initiation of the first Phase III study for a Licensed Product until the day before the acceptance for review by the FDA or other regulatory authority of a biologics license application (“BLA”) or similar application for marketing approval for a Licensed Product in either the United States or in the European Union, in which case Roche is required to pay the Company, within 30 days after Roche’s exercise of such buy-out option and receipt of an invoice from the Company, $265 million (which amount would be reduced to $220 million if none of the Company’s patent rights containing a composition of matter claim covering any compound or Licensed Product has issued in the European Union).
The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2016, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On August 15, 2016, David A. Berry, M.D., Ph.D. notified the Company of his resignation as a member of the board of directors of the Company and the compensation committee thereof, effective immediately. Dr. Berry’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held a special meeting of stockholders on August 15, 2016. The final voting results for the matters submitted to a vote of the stockholders at the special meeting, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 14, 2016, are as follows:

a)
The stockholders of the Company approved the proposal to authorize the transactions contemplated by the License Agreement, dated as of June 10, 2016, by and between the Company and F. Hoffmann-La Roche Ltd and Hoffmann-La Roche, Inc., including the grant of the exclusive licenses thereunder. The results of the stockholders’ vote with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
10,559,553	36,820	25,000	0

Item 8.01	Other Events

On August 16, 2016, the Company issued a press release with respect to the effectiveness of the License Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(b)	Pro Forma Financial Information.

Attached as Exhibit 99.2 hereto and incorporated by reference are unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015, in each case giving pro forma effect to the License Agreement.

(d)    Exhibits

10.1
License Agreement, dated as of June 10, 2016, by and among Eleven Biotherapeutics, Inc., F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 12, 2016)

99.1	Press Release, dated August 16, 2016, announcing the effectiveness of the license under the License Agreement

99.2
Unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 and unaudited pro forma condensed balance sheet as of June 30, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: August 19, 2016	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1†
License Agreement, dated as of June 10, 2016, by and among Eleven Biotherapeutics, Inc., F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 12, 2016)

99.1*	Press Release, dated August 16, 2016, announcing effectiveness of the license under the License Agreement
99.2*
Unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 and unaudited pro forma condensed balance sheet as of June 30, 2016

* Filed herewith.

†	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.